Exhibit 5.1

1345 AVENUE OF THE AMERICAS, 11th FLOOR NEW YORK, NEW YORK 10017 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

July 18, 2025

Aether Holdings, Inc.

1441 Broadway, 30th Floor

New York, NY 10018

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Aether Holdings, Inc. a Delaware corporation (the “Company”), in a public offering pursuant to the Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on July 18, 2025 (the “Registration Statement”), of (i) units (the “Common Units”) consisting of up to an aggregate of up to $46,000,000 of shares of common stock, par value $0.001 per share (the “Common Stock”) and common stock warrants to purchase up to an aggregate of up to $46,000,000 of shares of Common Stock (the “Common Warrants” and the shares of Common Stock underlying the Common Warrants, the “Common Warrant Shares”). The Registration Statement also registers (i) units (“Pre-Funded Units”) consisting pre-funded warrants to purchase up to an aggregate of $46,000,000 of shares of Common Stock (the “Pre-Funded Warrants”), (ii) shares of Common Stock underlying the Pre-Funded Warrants (“Pre-Funded Warrant Shares”) and (iii) Common Warrants to purchase up to $46,000,000 of shares of Common Stock, to those purchasers whose purchase of shares of Common Stock in the offering in which such securities offered and registered in the Registration Statement (the “Offering”) would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding shares of Common Stock following the consummation of the offering in lieu of the shares of our Common Stock that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). Each Pre-Funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.001 per share. The Common Units, the Pre-Funded Units, Common Stock, Pre-Funded Warrants and Common Warrants are collectively referred to herein as the “Securities.”

The Securities are to be sold by the Company to the Underwriters pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and underwriters to be named therein, of which The Benchmark Company LLC and Axiom Capital Management, Inc. are the representatives. The Securities are to be offered and sold in the manner described in the Registration Statement and the related prospectus included therein (the “Prospectus”).

For purposes of rendering the opinions set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion including (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, (iii) the Company’s Amended Certificate of Incorporation; (iv) and the form of Amended and Restated Bylaws; (v) the form of Underwriting Agreement filed as an exhibit to the Registration Statement, (vi) the form of Common Warrant filed as an exhibit to the Registration Statement, (vii) the form of Pre-Funded Warrant filed as an exhibit to the Registration Statement, (viii) the form of Warrant Agency Agreement filed as an exhibit to the Registration Statement, and (ix) the corporate resolutions and other actions of the Company that authorize and provide for the filing of the Registration Statement and we have made such other investigation as we have deemed appropriate. We have not independently established any of the facts so relied on.

We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.

Based on the foregoing, we are of the opinion that:

1. Common Units. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement the Common Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2. Common Stock. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the shares of Common Stock underlying the Common Units will be duly authorized, validly issued, fully paid and non-assessable.

3. Pre-Funded Units. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement the Pre-Funded Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

4. Pre-Funded Warrants. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement the Pre-funded Warrants will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

5. Pre-Funded Warrant Shares. When the Registration Statement becomes effective under the Act and upon due exercise of the Pre-Funded Warrants, the Pre-Funded Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

6. Common Warrants. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement the Common Warrants will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

7. Common Warrant Shares. When the Registration Statement becomes effective under the Act and upon due exercise of the Common Warrants, the Common Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

With respect to any issuances of Common Stock, we express no opinion to the extent that future issuances of the Common Stock may cause the number of shares of Common Stock underlying the Common Units and/or the Pre-Funded Units to exceed the number of shares of Common Stock that remain authorized but unissued.

We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law, the laws of the State of New York and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP